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                                                                    EXHIBIT 10.2


                       EXECUTIVE RETENTION BONUS AGREEMENT

         THIS EXECUTIVE RETENTION BONUS AGREEMENT (this "Agreement") is by and between Allegiance Telecom Company Worldwide (the "Company") and Charles D. Yost (the "Employee"), effective as of the date set forth under the signature of the Company below.

         WHEREAS, Employee is an employee of the Company or an Affiliate of the Company; and WHEREAS, the Compensation Committee of Allegiance Telecom, Inc.'s Board of Directors recognizes the uncertainty and questions that may arise in the context of a recapitalization transaction which could result in the departure or distraction of key employee personnel to the detriment of Allegiance Telecom, Inc., its Affiliates and its stakeholders; and WHEREAS, the Company has determined that it is in the best interests of the Company, its Affiliates and its stakeholders to incentivize key employees to remain at the Company or its Affiliates during the process of, and for a reasonable time after, the recapitalization transaction.

         NOW, THEREFORE, in consideration for the promises and mutual covenants herein contained, it is hereby agreed by the parties as follows:

1. RETENTION PAYMENT. Employee will be entitled to an aggregate retention bonus equal to $500,000 (the "Retention Payment"), payable in installments set forth below, provided that Employee has been continuously employed by the Company or any Affiliate through December 31, 2003 and subject to the other terms and conditions of this Agreement:

     o   25% of the Retention Payment will be made on or about March 14, 2003;

     o 25% of the Retention Payment will be made on or about September 8, 2003; and

     o 50% of the Retention Payment will be made on or about December 31, 2003.

2.   TERMINATION OF EMPLOYMENT.

     (a) TERMINATION DUE TO DEATH, DISABILITY OR BY COMPANY WITHOUT CAUSE. Notwithstanding anything herein to the contrary, if, prior to December 31, 2003, Employee's employment with the Company and all Affiliates is terminated because of (i) death of Employee, (ii) Disability of Employee or (iii) termination by the Company or any Affiliate without Cause, then Employee will be entitled to the FULL AMOUNT of the Retention Payment.

     (b) TERMINATION BY COMPANY FOR CAUSE OR EMPLOYEE RESIGNATION FOR ANY REASON. If, prior to December 31, 2003, Employee's employment with the Company and all Affiliates is terminated (i) by the Company or any Affiliate for Cause or (ii) because of Employee's resignation for any reason, then Employee will (A) immediately repay all Net Retention Payment received and (B) not have any rights to any Retention Payment.

3. NO SPECIAL EMPLOYMENT RIGHTS. Nothing in this Agreement will (a) be deemed to confer on Employee any right to employment or continued employment with the Company or any Affiliate, or (b) affect any right that the Company or any Affiliate may have to terminate the employment of Employee at any time.

4. OTHER EMPLOYEE BENEFITS. No payments made hereunder shall be includible as an annual or long-term bonus or other compensation in creditable compensation in computing benefits under any employee benefit plan of the Company or any Affiliate.

5. WITHHOLDINGS. The Company may withhold from all payments due to Employee (or his/her beneficiary or estate) hereunder all taxes or other amounts which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

6. OBLIGATIONS TO THE COMPANY; RIGHT TO WITHHOLD FROM PAYCHECK. If Employee becomes entitled to payment of any installment of a Retention Payment hereunder, and if at such time Employee has outstanding any debt, obligation, or other liability representing an amount owed to the Company or any Affiliate, any amount of such indebtedness, obligation or other liability may, at the Company's option, to the extent lawful, be deducted by the Company from the amount of the Net Retention Payment then payable to Employee or Employee's beneficiary pursuant to this Agreement. In the event Employee is required to repay any Net Retention Payment, Employee authorizes the

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     Company and its Affiliates to deduct any amount of such payment from any salary, bonus, vacation pay, commissions or any other compensation earned by Employee and Employee specifically authorizes the Company and its Affiliates to deduct any amount of such payment from Employee's paycheck(s), including Employee's final paycheck (to the extent lawful). Any such deductions shall not relieve Employee of his/her obligation to pay any remaining amounts owing under this Agreement or any other agreement. CONSENT TO SUCH DEDUCTION(S) SHALL BE EVIDENCED BY EMPLOYEE'S SIGNATURE ON THIS AGREEMENT.

7. LETTER OF CREDIT. The Company shall use its reasonable efforts to support its obligations under this Agreement with a letter of credit in a form acceptable to the Company.

8. CONFIDENTIAL INFORMATION. Employee shall keep the existence and contents of this Agreement in strictest confidence and shall not disclose it to anyone other than Employee's tax and financial advisors, attorneys and immediate family members, provided that Employee advises such persons that the information is confidential. Employee may discuss this Agreement with the Company's Human Resources or Legal departments or the head of Employee's department.

9. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

     (a) "Affiliate" means any entity that directly or indirectly is controlled by, controls or is under common control with the Company.

     (b) "Cause" means (i) embezzlement or misappropriation of funds of the Company, any of its Affiliates or their successors; (ii) use of illegal drugs or alcohol that materially impairs Employee's ability to fulfill his duties as an employee; (iii) willful disclosure of trade secrets or confidential information of or any material violation of any other material published policy of the Company, any of its affiliates or their successors; or (iv) conviction or confession of a criminal felony.

     (c) "Company" means Allegiance Telecom Company Worldwide, a Delaware corporation and the successor to, or transferee of all or substantially all of the assets of, the Company.

     (d) "Disability" means "disability" as defined in the Company's Long-Term Disability Insurance Plan.

     (e) "Net Retention Payment" means the Retention Payment less any withholdings taken by the Company or any Affiliate for taxes and other governmental charges.

10. SUCCESSORS; BINDING AGREEMENT. (a) This Agreement is personal to Employee and without the prior written consent of the Company, shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives. (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company agrees that, for so long as it has any obligations under this Agreement, it will cause any successor or transferee (if other than the Company) to unconditionally assume, by written instrument delivered to Employee (or his/her beneficiary or estate), all of the obligations of the Company hereunder.

11. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or on the fifth day after being sent via U.S. certified or registered mail, return receipt requested:

                  TO THE COMPANY:
                  Allegiance Telecom Company Worldwide,
                  Attn: Pati Marano, Human Resources Department
                  9201 North Central Expressway
                  Dallas, TX 75231
                  Telephone:  (469) 259-2325

                  TO EMPLOYEE: at Employee's office location or primary residence listed in the Company's records or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notwithstanding anything herein to the contrary, the Company may provide Employee with written notice by sending Employee an email.

12. GOVERNING LAW; VALIDITY. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of Texas as to all matters, including, but not limited to, matters of validity, construction and performance, without regard to principles of conflict of laws. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any


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     jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. CONSENT TO JURISDICTION; AGENT FOR SERVICE OF PROCESS; LIMITATION OF LIABILITY. Employee consents to the non-exclusive jurisdiction and venue in the state and federal courts located in Dallas County, Texas and waives any defense of forum non conveniens. Service of legal process on the Company with respect to a claim under this Agreement shall be made upon the General Counsel of Allegiance Telecom, Inc. IN NO EVENT SHALL THE COMPANY OR ANY AFFILIATE BE LIABLE UNDER OR RELATING TO THIS AGREEMENT FOR ANY AMOUNT IN EXCESS OF THE RETENTION PAYMENT. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, THE COMPANY SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES.

14. INTEREST; PAYMENT OF COLLECTION FEES. Employee agrees to repay all amounts due under this Agreement to the Company within ten (10) days of Employee's termination date. Any amounts due to the Company under this Agreement and not paid shall accrue interest at 1.5% per month (or if less, the maximum rate permissible under law) starting from the 11th day after Employee's termination date until paid. Employee agrees to pay all of Company's costs of collection relating to or in connection with this Agreement, including reasonable attorneys' fees.

15. WAIVER. Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

16. ENTIRE AGREEMENT; NO AMENDMENT. This Agreement contains the entire agreement and supersedes all prior and contemporaneous oral or written communications and agreements between the parties relating to the subject matter of this Agreement. Neither this Agreement, nor any of its terms, may be changed, added to, amended, waived or varied except in writing signed by Employee and by either the CEO of the Company, the General Counsel of the Company or the General Counsel of Allegiance Telecom, Inc.

17. COUNTERPARTS; DELIVERY BY FACSIMILE. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement any amendments hereto to the extent signed and delivered by means of a facsimile machine, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party hereto will reexecute original forms thereof and deliver them to all other parties. No party hereto will raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS (A) READ THIS AGREEMENT; AND (B) UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT.


ALLEGIANCE TELECOM COMPANY WORLDWIDE
By: ________________________
Name: Royce J. Holland
Its: Chairman and Chief Executive Officer
Effective Date: ______________________


EMPLOYEE: ___________________________
Printed Name : __________________________
Date: __________________________________


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